As filed with the Securities and Exchange Commission on May 13, 2005

Registration No. 333-115791

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CONTINUCARE CORPORATION

(Exact name of registrant as specified in its charter)

Florida	59-2716023

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

80 S.W. 8th Street, Suite 2350
Miami, Florida 33130
(305) 350-9833

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard C. Pfenniger, Jr.
Chairman and Chief Executive Officer
Continucare Corporation
80 S.W. 8th Street, Suite 2350
Miami, Florida 33130
(305) 350-7515

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Geoffrey MacDonald, Esq.
Stearns Weaver Miller Weissler
Alhadeff & Sitterson, P.A.
150 West Flagler Street, Suite 2200
Miami, Florida 33130
(305) 789-3200

Approximate date of commencement of proposed sale to the public: Not applicable.

     If the only shares being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the shares being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than shares offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SHARES

     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No.333-115791) of Continucare Corporation (“Continucare”), pertaining to the registration of 2,333,222 shares of Continucare’s common stock, which was initially filed with the Securities and Exchange Commission on May 24,2004 (the “Registration Statement”).

     This Amendment No. 1 is being filed to deregister those shares that remain unsold under the Registration Statement as of the date hereof because Continucare’s obligation to keep the Registration Statement effective has expired. By filing this Post-Effective Amendment No. 1, Continucare hereby deregisters any such unsold shares and the Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida, on the 13th day of May, 2005.

CONTINUCARE CORPORATION
By:	/s/ Richard C. Pfenniger, Jr.
Richard C. Pfenniger, Jr.
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Richard C. Pfenniger, Jr. Richard C. Pfenniger, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer), Director	May 13, 2005

/s/ Fernando Fernandez Fernando Fernandez	Chief Financial Officer (Principal Financial Officer)	May 13, 2005

* Robert Cresci	Director	May 13, 2005

* Phillip Frost, M.D.	Director	May 13, 2005

* Neil Flanzraich	Director	May 13, 2005

* Jacob Nudel, M.D.	Director	May 13, 2005

* A. Marvin Strait CPA	Director	May 13, 2005

/s/ Richard C. Pfenniger, Jr. Richard C. Pfenniger, Jr. Attorney in Fact